Exhibit 10.29

BENEFIT EQUALIZATION PLAN OF ABC, INC.

(Restated to reflect amendments adopted through March 13, 1998)

I.	Purpose of Plan

The purpose of this Plan is to provide a means of equalizing the benefits of those employees participating in the ABC, Inc. Retirement Plan (the “Retirement Plan”), the ABC, Inc. Savings & Investment Plan (the “Savings Plan”), the Fairchild Publications, Inc. Publishing Pension Plan (or, effective on and after April 1, 1998, Schedule XXXVII of the ABC, Inc. Retirement Plan) (the “Publishing Pension Plan”), and, after December 31, 1988, the ABC, Inc. Supplemental Pension Plan (or, effective on and after January 1, 1996, Schedule XXXIII of the ABC, Inc. Retirement Plan) (the “Supplemental Plan”) whose funded benefits under the Retirement Plan, the Savings Plan, the Publishing Pension Plan, the Supplemental Plan or any of them are or will be limited by application of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986 (the “Code”).

Before April 1, 1998, benefits under this Plan relating to the Publishing Pension Plan were provided under the Benefit Equalization Plan of Capital Cities Media, Inc. (the “Media Plan”). Effective April 1, 1998, the Media Plan was merged into this Plan.

The “Employing Corporation” means ABC, Inc. (the “Corporation”) or any corporation participating in the Retirement Plan, the Savings Plan, the Publishing Pension Plan or the Supplemental Plan which employs any member in the Plan.

II.	Administration of the Plan

The Pension Committee of the Retirement Plan shall administer the Plan. The Committee shall have the authority, in its sole discretion, to construe the Plan; to decide all questions relating to the eligibility of any individual to participate in the Plan or to his or her entitlements to benefit under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan, and to make, amend or revoke all determinations and decisions necessary or advisable for administering the Plan. The Committee may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons.

III.	Participation in the Plan

Only employees who are members of the Retirement Plan and/or members of the Savings Plan and/or members of the Publishing Pension Plan and/or members of the Supplemental Plan and (i) who are officers of the Corporation or an Employing Corporation elected by the Board of Directors of such corporations or (ii) who have the title of vice president or higher or (iii) who are management employees designated to participate by the Committee (and whose designation has not been revoked by the Committee) shall be eligible to participate in this Plan whenever their benefits under the Retirement Plan or the Savings Plan or the Publishing Pension Plan or the Supplemental Plan as from time to time in effect would exceed the limitations on benefits and contributions imposed by Section 415 of the Code calculated from and after September 2, 1974 or would be limited by the application of Section 401(a)17) of the Code from and after January 1, 1989. Under clause (iii) above, the Committee may in its discretion designate any management employee to participate in one or more of the Retirement Plan, the Savings Plan, the Publishing Pension Plan and the Supplemental Plan and not in the remaining plan or plans.

For purposes of this Plan, the benefits under the Retirement Plan, the Savings Plan, the Publishing Pension Plan and/or the Supplemental Plan of a participant in this Plan shall be determined without regard for any provision contained in such Plans incorporating limitations imposed by Sections 415 and 401(a)(17) of the Code and without regard to the effect of any qualified domestic relations order, as described in Section 206(d) of the Employee Retirement Income Security Act of 1974, as amended, awarding any portion of such benefit to a former spouse or qualified dependent.

IV.	Equalized Benefits Related to the Retirement Plan

The Employing Corporation shall pay to each of its eligible members of the Retirement Plan or their beneficiaries a supplemental pension benefit equal to the benefit which would have been payable to them under the Retirement Plan, without regard for any provision of the Retirement Plan incorporating limitations imposed by Sections 415 and 401(a)(17) of the Code and without regard for the provision of the Retirement Plan under which a member’s benefit is determined as the sum of a pre-1994 portion and a post-1993 portion in order to mitigate the effect of the 1993 amendment to Section 401(a)(17) of the Code, to the extent that such benefit otherwise payable under the Retirement Plan exceeds the limitations imposed by Sections 415 and 401(a)(17) of the Code. Such supplemental pension benefits shall be payable in accordance with all the terms and conditions applicable to the member’s benefits under the Retirement Plan, including whatever optional benefits he may have elected. If a member’s benefits under the Retirement Plan are to continue after his death for the benefit of his spouse or a designated beneficiary, then any participant in this Plan shall have the right at any time to change the recipient of the survivorship benefit payable under this Plan; provided, however, any such change, if made after the applicable deadline set forth in the Retirement Plan, shall not affect the amount of the benefit payable under this Plan as originally calculated or the term for which such benefit is payable, also as originally calculated.

V.	Equalized Benefits Related to the Savings Plan

When the contributions for a member in the Savings Plan have met the limitations imposed by Section 415 and 401(a)(17) of the Code for any year, the member shall no longer be permitted to make Tax Deferred Contributions or Taxed Contributions to the Savings Plan or to participate in Company contributions under the Savings Plan during the year.

The Corporation shall maintain a book account for each such member in this Plan to which the Employing Corporation shall credit an amount equal to the amount which would have been credited, but was not credited, to the member’s account under the Savings Plan had he been permitted to make additional matched Tax Deferred Contributions or matched Taxed Contributions to the Trust Fund under the terms of the Savings Plan. Except as provided in the next sentence, a member whose Tax Deferred Contributions or Taxed Contributions are ended in any plan year after 1986 by reason of the limitations imposed by Sections 415 and 401(a)(17) of the Code shall have amounts credited to his account under this Article only if he shall have elected, at the time and in the manner determined by the Committee, to have his salary otherwise payable to him reduced on an after-tax-basis, in the same manner as if he had made Taxed Contributions into the Savings Plan. A member of the Savings Plan who has received any credit under this Article for any period before 1987 shall have amounts credited to his account under this Article after 1986 only if he shall have elected, at the time and in the manner determined by the Committee, to have his salary otherwise payable to him deferred under this Plan. The aggregate amount of any salary reductions or deferrals shall be added to the member’s book account under this Plan, and the member’s rights in such salary reductions or deferrals shall be fully vested. The Corporation shall distribute to each member in this Plan or his beneficiary an amount in cash equal to the value of his book account attributable to his deemed Tax Deferred Contributions or Taxed Contributions and the deemed contributions by the Employing Corporation for each year at the same times and under the same terms and conditions as set forth in the Savings Plan. If a member’s benefits under the Savings Plan are to continue after his death for the benefit of his spouse or a designated beneficiary, then

Benefit Equalization Plan of ABC, Inc.	2

the member shall have the right at any time to change the recipient of the survivorship benefit payable under this Plan; provided, however, any such change, if made after the applicable deadline set forth in the Savings Plan, shall not affect the amount of the benefit payable under this Plan as originally calculated or the term for which such benefit is payable, also as originally calculated.

This Article V shall be terminated effective March 31, 1998 and benefits provided under this Article V shall be distributed as soon as practicable thereafter.

VI.	Equalized Benefits Related to the Publishing Pension Plan

Each Employing Corporation shall pay to each of its eligible members of the Publishing Pension Plan or their beneficiaries a supplemental pension benefit equal to the benefit which would have been payable to them under the Publishing Pension Plan, without regard for any provision herein incorporating limitations imposed by Sections 415 and 401(a)(17) of the Code, to the extent that such benefit otherwise payable under the Publishing Pension Plan exceeds the limitations imposed by Section 415 and 401(a)(17) of the Code. Such supplemental pension benefits shall be payable in accordance with all the terms and conditions applicable to the member’s benefits under the Publishing Pension Plan, including whatever optional benefits he may have elected. If a member’s benefits under the Publishing Pension Plan are to continue after his death for the benefit of his spouse or a designated beneficiary, then any participant in this Plan shall have the right at any time to change the recipient of the survivorship benefit payable under this Plan; provided, however, any such change, if made after the applicable deadline set forth in the Publishing Pension Plan, shall not affect the amount of the benefit payable under this Plan as originally calculated or the term for which such benefit is payable also as originally calculated.

For the purpose of calculating the amount of the supplemental pension benefit of an eligible participant under this Plan, the amount of his benefit otherwise payable under the Publishing Pension Plan shall be determined on the basis of the benefit formula added to the Publishing Pension Plan effective January 1, 1993, and without taking into consideration the participant’s accrued benefit as of December 31, 1993, as determined under the terms of the Publishing Pension Plan as in effect as of December 31, 1992.

VII.	Equalized Benefits Related to the Supplemental Plan

The Employing Corporation shall pay to each of its eligible members of the Supplemental Plan of their beneficiaries a supplemental pension benefit equal to the benefit which would have been payable to them under the Supplemental Plan, without regard for any provision herein incorporating limitations imposed by Sections 415 and 401(a)(17) of the Code, to the extent that such benefit otherwise payable under the Supplemental Plan exceeds the limitations imposed by Sections 415 and 401(a)(17) of the Code. Such supplemental pension benefits shall be payable in accordance with all the terms and conditions applicable to the member’s benefits under the Supplemental Plan, including whatever optional benefits he may have elected. If a member’s benefits under the Supplemental Plan are to continue after his death for the benefit of his spouse or a designated beneficiary, then any participant in this Plan shall have the right at any time to change the recipient of the survivorship benefit payable under this Plan; provided, however, any such change, if made after the applicable deadline set forth in the Supplemental Plan, shall not affect the amount of the benefit payable under this Plan as originally calculated or the term for which such benefit is payable, also as originally calculated.

VIII.	Trigger Events

(a) For the purpose of this Plan, a “Trigger Event” shall mean

Benefit Equalization Plan of ABC, Inc.	3

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), other than Berkshire Hathaway, Inc., a Delaware corporation (“Berkshire”), or any Affiliate or Associate (as hereinafter defined) of Berkshire (Berkshire and such Affiliate and Associate being hereinafter referred to collectively as the “Berkshire Group”), in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of an aggregate of 20% or more of either (a) the then outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Trigger Event: (A) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), provided that the Person acquiring such Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owns less than 5% of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately before such acquisition, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (D) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iv) below; or

(ii) The acquisition by any one or more of the Berkshire Group, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% (the “Prohibited Percentage”) of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, provided, however, that any such acquisition shall not constitute a Trigger Event if the Berkshire Group shall have attained the Prohibited Percentage (A) as the result of an acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares owned by the Berkshire Group to the Prohibited Percentage of (B) with the consent of the Corporation’s Board of Directors in accordance with an Agreement dated January 2, 1986 between the Corporation and Berkshire, provided however, that if the Berkshire Group shall become the beneficial owner of more than 30% of such securities pursuant to clauses (A) or (B) of this paragraph (ii), an shall thereafter acquire any additional Outstanding Company Common Stock or Outstanding Company Voting Securities other than pursuant to clause (B) of this paragraph (ii), then such acquisition shall constitute a Trigger Event; or

(iii) Individuals who constitute the Incumbent Board (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Corporation (the “Board”). “Incumbent Board” shall mean individuals who as of December 14, 1989, constitute the Board and any individual who becomes a director after December 14, 1989, whose election, or nomination for election by the Corporation’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iv) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities

Benefit Equalization Plan of ABC, Inc.	4

entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately before such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation and the Berkshire Group) beneficially owns, directly or indirectly, 20% or more, and the Berkshire Group does not beneficially own, directly or indirectly, more than 30%, of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(v) Approval by the shareholders of the Corporation of (a) a complete liquidation or dissolution of the Corporation or (b) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such sale or other disposition in substantially the same proportion as their ownership, immediately before such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation and the Berkshire Group) beneficially owns, directly or indirectly, 20% or more, and the Berkshire Group does not beneficially own, directly or indirectly, more than 30% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

For the purpose of this Article, the terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on December 14, 1989.

(b) Upon the occurrence of the Trigger Event, as defined in this Article VIII, the following provisions of this Article VIII shall apply.

(c) All benefits under the Plan shall be completely nonforfeitable.

(d) The amount of the benefits to which a participant shall be entitled under this Plan shall be the aggregate amount determined under the foregoing Articles of this Plan as of the date of the occurrence of the Trigger Event upon the assumption that such participant’s benefits under the Retirement Plan, the Savings Plan and/or the Supplemental Plan were then fully vested and nonforfeitable.

(e) All benefits to which a participant is entitled under their Plan shall be paid to him or his designated beneficiary(ies), as the case may be, in a single lump-sum distribution immediately after the occurrence of the Trigger Event.

Benefit Equalization Plan of ABC, Inc.	5

(f) If a participant is entitled to a lump-sum distribution pursuant to subsection (e) of this Article VIII, and all or part of that distribution is attributable to the benefits provided under Article IV or VII hereof, the portion of the lump-sum distribution attributable to the benefits provided under Article IV or VII, whichever applies, shall be the actuarial equivalent of the participant’s estimated accrued benefit under Article IV or VII hereof, as the case may be, payable as of age 65 (or the participant’s actual age, if greater) determined as follows:

The estimated benefit of a participant (including a participant who is a terminated vested employee) shall be determined—

(A)	as of the last day of the month preceding the month in which the Trigger Event occurs, and

(B)	on the basis of the most recent information then reasonably available to the Corporation, including a reasonable estimate of the participant’s Average Final Earnings or Average Final Compensation, as the case may be, and, where applicable, a reasonable estimate of the participant’s Profit Sharing Pension Benefit (as defined by the Supplemental Plan), and

(C)	based on the participant’s actual credited service as of the last day of the month preceding the month in which the Trigger Event occurs; and

(D)	shall be reduced by the accrued benefit determined at any prior Trigger Event and which was distributed in a lump sum at such time.

The actuarially equivalent lump-sum distribution shall be determined on the basis of the actuarial assumptions used to determine the amount of a lump-sum distribution of the same size under the Retirement Plan (in the case of a benefit determined under Article IV hereof) or the Supplemental Plan (in the case of a benefit determined under Article VII hereof) for the plan year that includes the date as of which the benefit is determined in accordance with this subsection (f).

(g) This Article VIII shall not apply to any participant who, upon the occurrence of a Trigger Event, is not employed by the Employing Corporation, nor to any benefits provided under Article VI.

IX.	Claims

If the claim for benefits under the Plan is denied for any reason, written notice of such denial shall be given within 30 days thereafter to the participant or beneficiary on whose behalf the claim is made. Upon the written request of such participant or beneficiary delivered to the Committee within 60 days after such notice has been given, the Committee will fully review the denial of such benefits and will cause due notice of the results of its review to be given to the affected participant or beneficiary.

X.	Miscellaneous

This Plan may be terminated at any time by the Board of Directors of the Corporation, in which event the rights of participants to their accrued supplemental pension benefits and in their book accounts established under the Plan (to the extent not otherwise vested under the provisions of Article V) shall vest. This Plan may also be amended at any time by the Board of Directors of the Corporation, except that no such

Benefit Equalization Plan of ABC, Inc.	6

amendment shall deprive any participant of his supplemental pension benefit accrued at the time of such amendment or reduce the amount then credited to his book account established under this Plan.

Benefits payable under this Plan shall not be funded and shall be paid out of the general funds of the Employing Corporation.

This Plan shall be construed, administered and enforced according to the laws of the State of New York.

Benefit Equalization Plan of ABC, Inc.	7

APPENDIX I

Special Provisions Relating to Sales of Publishing Businesses

Effective as of May 9, 1997, Fairchild Publications, Inc. assumed responsibility for all liabilities and obligations of ABC Media, Inc. and its subsidiaries under the Benefit Equalization Plan of ABC, Inc. and the Benefit Equalization Plan of Capital Cities Media, Inc. for the benefits of current and former employees of ABC Media, Inc. and its subsidiaries.

Benefit Equalization Plan of ABC, Inc.	8

APPENDIX II

Equalized Benefits Related to a Special Pension Agreement

In addition to any amount provided by any other provision of this Plan, the Employing Corporation shall pay a supplemental benefit to any eligible Participant who has entered into an agreement that has specifically designated by the Committee as a special pension agreement payable under the Plan (a “Special Pension Agreement”). The amount of the supplemental benefit shall be determined in accordance with the terms of the applicable Special Pension Agreement entered into by and between the Employing Corporation and the eligible employee designated therein. If the eligible employee is entitled to a lump-sum distribution of his or her benefits under this Appendix II pursuant to the subsection (e) of Article VIII and all or part of the distribution is attributable to the equalization of benefits related to the Retirement Plan and/or the Supplemental Plan, the amount of such lump-sum distribution or part thereof shall be determined in accordance with subsection (f) of Article VIII as if the benefits were provided under Article IV and/or VII, respectively. If there is a conflict between the terms of this Plan and the terms of Participant’s Special Pension Agreement, the terms of the Special Pension Agreement shall govern such Participant’s benefits under this Appendix II.

Benefit Equalization Plan of ABC, Inc.	9